EXHIBIT 8.01

ICOS Vision Systems Corporation NV

Subsidiaries

ICOS Vision Systems Corporation NV

Headquarters

Research Park Haasrode, Zone 1

Esperantolaan 8

3001 Heverlee, Belgium

Tel.: (+32).16.39.82.20.

Fax.: (+32).16.40.00.67.

Subsidiaries
ICOS Vision Systems NV Research Park Haasrode, Zone 1 Esperantolaan 8 3001 Heverlee, Belgium Tel.: (+32).16.39.82.20. Fax.: (+32).16.40.00.67.	ICOS Vision Systems Pte. Ltd. Tech Place II, Block 5002 #02-12 Ang Mo Kio Avenue 5 Singapore 569871 Tel.: (+65).6484.54.10. Fax.: (+65).6484.54.13.

ICOS Vision Systems Inc. 2000 Wyatt Drive – Suite 13 Santa Clara, CA 95054 U.S.A. Tel.: (+1).408.567.95.11. Fax.: (+1).408.567.95.12.	ICOS Vision Systems GmbH Bajuwarenring 21 82041 Oberhaching Munich, Germany Tel.: (+49).89.613.75.90. Fax.: (+49).89.625.28.25.

ICOS Vision Systems Ltd. 13F, Yokohama Nishiguchi KN Bldg., 2-8-4 Kitasaiwai, Nishi-ku, Yokohama, 220-0004 Japan Tel.: (+81).45.316.01.23. Fax.: (+81).45.316.01.43.	ICOS Vision Systems Limited 2F., Unit 205-208 Prosperity Center 77-81 Container Port Road Kwai Chung, N.T. Hong Kong Tel.: (+852).2793.13.39. Fax.: (+852).2950.91.57.